Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Eugene J. DiDonato, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to any and all registration statements of Authorize.Net Holdings, Inc. (f/k/a Lightbridge, Inc.), including without limitation Registration Statements No. 333-21585, 333-23937, 333-39817, 333-43586, 333-43588, 333-56772, 333-56774,333-67881, 333-71890, 333-101600, 333-119707, and 333-119708 on Form S-8 (collectively, the “Registration Statements”), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he may deem necessary or advisable to be done in connection with the Registration Statements, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

By:	/s/ Robert E. Donahue
	Name:	Robert E. Donahue
Date: October 30, 2007

By:	/s/ Rachelle B. Chong
	Name:	Rachelle B. Chong
Date: October 30, 2007

By:	/s/ Gary Haroian
	Name:	Gary Haroian
Date: October 30, 2007

By:	/s/ Kevin C. Melia
	Name:	Kevin C. Melia
Date: October 30, 2007